                                                                      EX-99.B5-u

                 AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT
               BETWEEN JACKSON NATIONAL FINANCIAL SERVICES, INC.
                   AND SALOMON BROTHERS ASSET MANAGEMENT INC


     AMENDMENT effective as of February 2, 1998, by and between JACKSON NATIONAL FINANCIAL SERVICES, INC., a Delaware corporation and registered investment adviser ("Adviser"), and SALOMON BROTHERS ASSET MANAGEMENT INC, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement executed as of February 8, 1995 ("Agreement"), whereby Adviser retained Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS, the Agreement provides that the Adviser will pay the Sub-Adviser for the services provided and the expenses assumed pursuant to the Agreement a sub-advisory fee as set forth on Schedule B to the Agreement and the Sub-Adviser agrees to accept such sub-advisory fee as full compensation for such services and expenses; and

     WHEREAS, effective February 2, 1998, the Adviser desires to retain Sub-Adviser to provide and Sub-Adviser agrees to provide sub-investment advisory services to additional investment portfolios of the JNL Series Trust.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement shall be amended and replaced with Schedule A dated February 2, 1998, attached hereto.

     2. Schedule B to the Agreement shall be amended and replaced with Schedule B dated February 2, 1998, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 17th day of December, 1997.


JACKSON NATIONAL FINANCIAL        SALOMON BROTHERS ASSET
SERVICES, INC.                    MANAGEMENT INC


By:  /s/ Andrew B. Hopping        By:  /s/ Michael S. Hyland
    ----------------------------       ---------------------------

Name:          Andrew B. Hopping  Name:          Michael S. Hyland
      --------------------------        --------------------------

Title:         President          Title:         President
       -------------------------         -------------------------


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                                   SCHEDULE A
                             DATED FEBRUARY 2, 1998
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                   JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                      AND
                     SALOMON BROTHERS ASSET MANAGEMENT INC



                Salomon Brothers/JNL U. S. Government & Quality Bond Series Salomon Brothers/JNL Global Bond Series
                Salomon Brothers/JNL High Yield Bond Series
                Salomon Brothers/JNL Balanced Series

                                   SCHEDULE B
                             DATED FEBRUARY 2, 1998
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                   JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                      AND
                     SALOMON BROTHERS ASSET MANAGEMENT INC



          SALOMON BROTHERS/JNL U. S. GOVERNMENT & QUALITY BOND SERIES


           Average Daily Net Assets           Annual Rate
           ----------------------------------------------

           0 to $50 Million:                    .225%
           $50 Million to $150 Million:         .225%
           $150 Million to $300 Million:        .175%
           $300 Million to $500 Million:        .150%
           Amounts over $500 Million:           .100%



                    SALOMON BROTHERS/JNL GLOBAL BOND SERIES


           Average Daily Net Assets           Annual Rate
           ----------------------------------------------

           0 to $50 Million:                    .375%
           $50 Million to $150 Million:         .350%
           $150 Million to $300 Million:        .300%
           $300 Million to $500 Million:        .300%
           Amounts over $500 Million:           .250%



                  SALOMON BROTHERS/JNL HIGH YIELD BOND SERIES


                Average Daily Net Assets      Annual Rate
                -----------------------------------------

                0 to $50 Million:               .35%
                $50 Million to $100 Million:    .30%
                Amounts over $100 Million:      .25%



                      SALOMON BROTHERS/JNL BALANCED SERIES


                Average Daily Net Assets      Annual Rate
                -----------------------------------------

                0 to $50 Million:               .35%
                $50 Million to $100 Million:    .30%
                Amounts over $100 Million:      .25%